EXHIBIT 10.65

Wachovia Bank, N.A.
Risk Management
Carolinas Region
SC8467
Post Office Box 969
Greenville, SC 29602

(WACHOVIA LOGO)

WACHOVIA

June 12, 2003

Mr. Charles R. Tutterow
Executive Vice President
JPS Industries, Inc.
555, North Pleasantburg Drive
Suite 202
Greenville, SC 29607

Re:	Obligor # 4794862899, Obligation # 1331016
Modification to June 11, 2003 letter.

Dear Chuck:

Reference is made to that certain Revolving Credit and Security Agreement dated as of May 9, 2001, and subsequent modifications, between JPS Industries, Inc. (the “Borrower”) and Wachovia Bank, National Association (the “Bank”). The Revolving Credit and Security Agreement and all other documents executed and delivered in connection therewith are collectively referred to herein as the “Loan Documents”. All capitalized terms used but not defined herein shall have the meanings assigned in the Loan Documents.

The document provides:

Funded Debt to EBITDA Ratio. Borrower shall at all times maintain, on a consolidated basis, a ratio of Funded Debt to EBITDA of not more than 2.75 to 1.00 through fiscal quarter ending January 31, 2003, and of not more than 2.00 to 1.00 at fiscal quarter ending April 30, 2003 and at all times thereafter.

The Bank has determined that the Borrower has violated the above-referenced provision due to the following:

Per the Borrower’s quarterly compliance report for the fiscal quarter ended May 3, 2003, Funded Debt to EBITDA Ratio is 3.22.

The Borrower has requested the Bank’s waiver, and the Bank does hereby waive the Borrower’s default under this provision for the second quarter ended May 3, 2003, subject to Borrower’s execution of and return of this letter. This waiver is limited to the default recited above and shall not be construed to be a waiver of any subsequent default under the referenced provision, or of any existing or future defaults under any other provision of any Loan Document.

Bank and Borrower agree to modify the pricing matrix on the Revolving Credit Facility, as follows (pricing tier/funded debt to EBITDA ratio/applicable rate margin):

Tier VII/Greater than 2.25 to 1.0 but ≤ 3.0 to 1.0. / 2.35% (revised).

Tier VIII/Greater than 3.0 to 1.0 but ≤ 4.0 to 1.0. / 2.70% (new).

Tier IX/Greater than 4.0 to 1.0. / 2.95% (new).

The pricing matrix changes will be evidenced by a separate modification agreement. The rate in effect with the modification will be LIBOR + 2.70% and will be retroactive to June 1,2003.

The Borrower, by signature below, represents and warrants that there exist no defaults or event of default under the Loan Documents other than those specifically waived herein, that the Loan Documents are in full force and effect, and that Borrower does not have any defenses to its obligations under the Loan Documents nor any claims against Bank.

Please evidence your acceptance of the terms of this waiver by signing and returning to the Bank a copy of this letter bearing original authorized signature of each of the parties indicated.

Very Truly Yours,

WACHOVIA BANK, NATIONAL ASSOCIATION

BY:	/s/ David S. Sampson

David S. Sampson
Vice President

ACCEPTED AND AGREED TO:

JPS Industries, Inc.

By:	/s/ Charles R. Tutterow	By:

	Name: Charles R. Tutterow		Name:
	Title: Executive Vice President & CFO		Title:

Date:	June 12, 2003	Date: